UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 28, 2022

KENILWORTH SYSTEMS CORPORATION
(Exact name of Registrant as Specified in its Charter)

New York	0-08962	84-1641415
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15 Broad Street, Suite 2826, New York, NY 10005

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (646) 308-1364

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: NONE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.  Entry Into A Material Definitive Agreement.

On March 28, 2022, the Registrant entered into a License Agreement with ACL Group, Inc. (“ACL”) which granted to the Registrant a limited, nonexclusive, nontransferable right to use certain Service and Documentation Assets of ACL, which Intellectual Property is more particularly described in the License Agreement which is attached as an Exhibit hereto. The License includes up to an estimated 240,000,000 data records, up to 300 data field points, consisting of an estimated 700,000,000 categorized records.

The Annual Charge for the License is computed for access to all of the categorized records automatically recurring as a perpetual license fee of $500,000.00 paid per terms of invoice as well as 5,000,000 shares of Common Stock of the Registrant which are non-dilutive nonrefundable common shares.  Additional fees due to ACL for implementation of the License and Information Services provided by ACL’s support team amount to $137,250.

Item 9.01. Financial Statements and Exhibits.

Exhibits:

1.1	License Agreement dated March 28, 2022

104	Cover Page Interactive Data File (embedded within the inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KENILWORTH SYSTEMS CORPORATION

Date: April 1, 2022	By:	/s/ Neil Kleinman
	Name:	NEIL KLEINMAN
	Title:	President and Chief Executive Officer

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